UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2019, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Cambridge MedSpace, LLC, a Massachusetts limited liability company (the “Lender”), for the purchase of a 5% Secured Convertible Note in the principal amount of $55,000 (the “Note”). The Note is convertible, in whole or in part, into shares of the Company’s Common Stock, at any time at a rate of $0.65 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The Note bears interest at a rate of 5% per annum and interest payments will be made on an annual basis. The Note matures January 22, 2020.

The Note is governed by the SPA and is secured by all the assets of the Company (but is not a senior secured note) pursuant to the Security Agreement. In addition to the issuance of the Note, the Company issued to the Lender warrants to purchase one share of the Company’s Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the Note (the “Warrants”). Each Warrant is immediately exercisable at $0.75 per share and expires on January 22, 2024.

The Note, SPA, Security Agreement, and the Warrant Agreement are attached hereto as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively.

The Lender is owned by shareholders of the Company, or their affiliates, including Cliff Emmons, the Company’s Chief Executive Officer.

Item 7.01	Regulation FD Disclosure.

On January 23, 2019, the Company issued a shareholder letter which provides updates to shareholders on prior and future operations. A copy of the shareholder letter is attached hereto as Exhibit 99.5 and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.5 and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

The shareholder letter may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent reports filed by the Company with the Securities and Exchange Commission (the “Commission”). For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the Commission, through the issuance of press releases or by other methods of public disclosure.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Securities Purchase Agreement with Cambridge MedSpace, LLC dated January 22, 2019
99.2	5% Convertible Secured Note with Cambridge MedSpace, LLC dated January 22, 2019
99.3	Security Agreement with Cambridge MedSpace, LLC dated January 22, 2019
99.4	Warrant Agreement with Cambridge MedSpace, LLC dated January 22, 2019
99.5	Shareholder Letter dated January 23, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: January 23, 2019	By:	/s/ Cliff L. Emmons
Cliff L. Emmons, Chief Executive Officer

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